UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2006

Affiliated Computer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 North Haskell Avenue, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 841-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 27, 2006, Affiliated Computer Services, Inc. (the "Company") announced the completion of the Company’s internal investigation (conducted by independent counsel) into its historical stock option practices. On such date, the Company stated that it was continuing to review and evaluate the results of the internal investigation and recent accounting guidelines established by the Securities and Exchange Commission to determine the accounting consequences of the use of incorrect measurement dates for certain stock option grants during the period from 1994 through 2005. The Company has now completed that review and evaluation and has determined that the incremental cumulative non-cash compensation expense through June 30, 2006 related to incorrect accounting measurement dates is approximately $51 million and that prior year financial statements will be restated. The Company is currently reviewing the tax impact, including related interest and penalties, associated with stock options and other matters. On December 7, 2006, management made a presentation of its determination to the Audit Committee of the Company's Board of Directors who concurred with and approved management’s determination.

Accordingly, the Company’s financial statements for the years ended June 30, 1995 thru June 30, 2005 and for the nine month period ended March 31, 2006, the interim periods contained therein, and the related financial information contained in all earnings and press releases (including for the quarter ended September 30, 2006) and similar communications issued by the Company for such periods should no longer be relied upon. The increase (in millions) in non-cash compensation expense from that previously reported for each of the most recent five fiscal years is approximately as follows: June 30, 2002 - $8; June 30, 2003 - $9; June 30, 2004 – $8; June 30, 2005 - $6; and June 30, 2006 – $2.

Management is currently evaluating the impact of the results of the internal investigation of its stock option practices on the Company's internal control over financial reporting and disclosure controls and procedures and will appropriately disclose its conclusion in Item 9A of the Company’s 2006 Annual Report on Form 10-K.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affiliated Computer Services, Inc.

December 13, 2006	By:	John H. Rexford

Name: John H. Rexford
Title: Executive Vice President and Chief Financial Officer